As filed with the Securities and Exchange Commission on March 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CytomX Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	27-3521219
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(650) 515-3185

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CytomX Therapeutics, Inc. 2015 Equity Incentive Plan

CytomX Therapeutics, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Sean A. McCarthy, D.Phil.

President and Chief Executive Officer

CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

(650) 515-3185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price Per Share	Amount of Registration Fee
Common Stock, par value $0.00001 per share	1,539,142 shares(3)	$32.33	$49,760,460.86	$6,195.18
Common Stock, par value $0.00001 per share	384,785 shares (4)	$32.33	$12,440,099.05	$1,548.79
Total:	1,923,927 shares	$32.33	$62,200,559.91	$7,743.97

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the CytomX Therapeutics, Inc. Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on March 6, 2018, which is $32.33.
(3)	Represents the additional shares of common stock available for future issuance under the 2015 Plan resulting from an annual increase as of January 1, 2018.
(4)	Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2018.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,923,927 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-207694, 333-209992 and 333-215795) are effective: (i) the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,539,142 shares of common stock, and (ii) the CytomX Therapeutics, Inc. Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 384,785 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 30, 2015 (File No. 333-207694), March 7, 2016 (File No. 333-209992) and January 27, 2017 (File No. 333-215795) are incorporated by reference herein; except for Item 8 which is being updated by this Registration Statement.

Item 8.	Exhibits

		Incorporated by Reference			Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	10/19/2015	3.1

4.2	Amended and Restated Bylaws.	8-K	10/19/2015	3.2

4.3	Form of Common Stock Certificate.	S-1/A	9/28/2015	4.1

4.4	Amended and Restated Investors’ Rights Agreement dated as of June 12, 2015, by and among CytomX Therapeutics, Inc. and the investors named therein.	S-1/A	8/28/2015	4.2

4.5	Registration Rights Agreement dated as of September 29, 2017 by and between CytomX Therapeutics, Inc. and Amgen, Inc.	10-Q	11/7/207	4.4

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Ernst & Young LLP, Independent Registered Accounting Firm.				X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm				X

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(a)#	CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.	S-1/A	10/6/2015	10.5

99.1(b)#	Form of Option Award Notice under the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.	10-Q	11/23/2015	10.4

99.1(c)#	Form of Early Exercise Option Award Notice under the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.	10-Q	11/23/2015	10.5

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 7th day of March, 2018.

CytomX Therapeutics, Inc.

By:	/s/ Sean A. McCarthy
Sean A. McCarthy, D.Phil.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sean A. McCarthy and Debanjan Ray, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sean A. McCarthy Sean A. McCarthy, D.Phil	President, Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2018

/s/ Debanjan Ray Debanjan Ray	Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2018

/s/ Hoyoung Huh Hoyoung Huh, M.D. Ph.D.	Director	March 7, 2018

/s/ Charles S. Fuchs Charles S. Fuchs, M.D., M.P.H.	Director	March 7, 2018

/s/ Frederick W. Gluck Frederick W. Gluck	Director	March 7, 2018

/s/ Marion McCourt Marion McCourt	Director	March 7, 2018

/s/ John A. Scarlett John A. Scarlett, M.D.	Director	March 7, 2018

/s/ Matthew P. Young Matthew P. Young	Director	March 7, 2018